UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2018

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-212821	35-2540672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

319 Clematis Street Suite 714 West Palm Beach FL 33401

(Address of principal executive offices, including zip code)

(760) 466-8076

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☑	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.01	Change in Registrant’s Certifying Accountant.

On November 6, 2018, Ozop Surgical Corp. a Nevada corporation (the “Company”) accepted the resignation of Paritz & Company, P.A.(“Paritz”) the Company’s prior independent registered public accounting firm, effective on the same date. Such change occurred in connection with Paritz’s merger with Prager Metis CPAs, LLC (“Prager”). As a result, on November 7, 2018, the Company's Board of Directors approved the resignation of Paritz and the appointment by the Company of Prager to serve as the Company's independent registered public accounting firm effective November 6, 2018.

Paritz served as the independent registered public accounting firm of the Company from May 10, 2016, until November 6, 2018. On April 13, 2018, the Company, then named Newmarkt Corp. entered into and completed a share exchange (the "Share Exchange") with OZOP Surgical, Inc., a Delaware corporation (“OZOP”), the shareholders of OZOP and Denis Razvodovskij, the then holder of 2,000,000 shares of the Company’s common stock. The Share Exchange was accounted for as a reverse merger, whereby OZOP was considered the accounting acquirer and became a wholly-owned subsidiary of the Company. In accordance with the accounting treatment for a “reverse merger” or a “reverse acquisition,” the Company’s historical financial statements prior to the reverse merger were and will be replaced with the historical financial statements of OZOP prior to the reverse merger, in all filings subsequent to the reverse merger with the Securities and Exchange Commission (the “SEC”). After the reverse merger, the Company changed its name to its current name on May 8, 2018. Paritz audited the financial statements of the Company when it was named Newmarkt Corp. for the period from July 17, 2015 (inception) to April 30, 2016 and during the Company’s fiscal year ended April 30, 2017. On April 19, 2018, the Company changed its fiscal year end from April 30 to December 31. Paritz also reviewed the unaudited financials for the Company for the quarter ended January 31, 2018, which were included in the Company’s Form 10-Q filing made with the SEC on March 6, 2018. Paritz has not audited the financial statements of the Company since the reverse merger occurred, but it has reviewed the unaudited financials for the quarter ended June 30, 2018, which were included in the Company’s Form 10-Q filing made with the SEC on August 20, 2018.

The reports of Paritz on the financial statements of the Company for the period from July 17, 2015 (inception) to April 30, 2016 and during the Company’s fiscal year ended April 30, 2017, did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

For the period from July 17, 2015 (inception) to April 30, 2016 and during the Company’s fiscal year ended April 30, 2017 and since the reverse merger and the subsequent interim period to the date of this report, there were no disagreements between the Company and Paritz on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Paritz, would have caused Paritz to make reference to the subject matter of such disagreements in connection with its audit reports on the Company's financial statements.

For the period from July 17, 2015 (inception) to April 30, 2016 and during the Company’s fiscal year ended April 30, 2017 and since the reverse merger and the subsequent interim period to the date of this report, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Up to the date of this report, the Company did not consult with Prager regarding any of the matters set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Company has provided Paritz with a copy of the disclosures in this report and has requested that Paritz furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Paritz agrees with the statements in this Item 4.01. A copy of this letter is filed as Exhibit 16.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1*	Letter to Securities and Exchange Commission from Partiz & Company, P.A., dated November 8, 2018.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

OZOP SURGICAL CORP.

Date: November 9, 2018	By:	/s/ Barry Hollander
Barry Hollander
Chief Financial Officer